Exhibit 4.4

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of June 7, 2007, and has been amended and restated as of September 27, 2007, by and among:

(1) AirMedia Group Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”);

(2) the entities listed on Schedule D hereto (collectively, the “Investors” and each, an “Investor”);

(3) the Persons listed on Schedule A hereto (collectively, the “Holders of Ordinary Shares” and each, a “Holder of Ordinary Shares”); and

(4) the entities listed on Schedule C hereto, (collectively, the “Existing Group Companies” and each, an “Existing Group Company”).

RECITALS

A. CDH purchased from Broad Cosmos Enterprises Ltd., an international business company organized under the laws of the British Virgin Islands, a 100% subsidiary of the Company (the “BVI Co”), certain Series A Redeemable Convertible Preferred Shares, par value US$0.001 each, in the BVI Co, on the terms and conditions set out in that certain Share Purchase Agreement by and among the BVI Co, CDH, the Holders of Ordinary Shares and certain Existing Group Companies dated as of February 28, 2007 (the “Series A Purchase Agreement”).

B. Pursuant to that certain Share Exchange Agreement, dated June 7, 2007 by and among the Company, the BVI Co, CDH and each of the Holders of Ordinary Shares (the “Exchange Agreement”), the Company acquired all of the equity securities of the BVI Co from CDH and each of the Holders of Ordinary Shares in exchange for the issuance of substantially identical equity securities of the Company to CDH and each of the Holders of Ordinary Shares, such that the Company currently owns beneficially and of record one hundred percent (100%) of the outstanding equity securities of the BVI Co and CDH and the Holders of Ordinary Shares together own beneficially and of record one hundred percent (100%) of the outstanding equity securities of the Company.

C. OZ and SIG have agreed to purchase from the Company, and the Company has agreed to sell to OZ and SIG, certain Series B Redeemable Convertible Preferred Shares, par value US$0.001 each, in the Company (the “Series B Preferred Shares”), on the terms and conditions set out in that certain Share Purchase Agreement by and among the Company, OZ, SIG, the Founder and certain Existing Group Companies dated as of April 26, 2007 (the “Series B Purchase Agreement”).

D. The BVI Co, the Holders of Ordinary Shares and CDH are parties to that certain Shareholders Agreement, dated as of February 28, 2007 (the “Prior Agreement”). The parties to this Agreement, being sufficient to terminate the Prior Agreement under Section 8.17 thereof, have terminated the Prior Agreement simultaneously herewith.

E. In connection with the consummation of the transactions contemplated under the Series B Purchase Agreement, the parties hereto desire to enter into this Agreement to, among other things, establish certain matters pertaining to the operation and management of the Company and each other Group Company and to regulate certain rights and obligations among the parties hereto, including with respect to the transfer and voting of shares in the Company.

F. The Series B Purchase Agreement provides that the execution and delivery of this Agreement by the parties hereto shall be a condition precedent to the consummation of the transactions contemplated thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights. The Company and each Existing Group Company covenants and agrees that:

(a) Information Rights. Commencing on the date of this Agreement, for so long as an Investor Shareholder holds any Ordinary Share Equivalents, the Company shall deliver to each Investor Shareholder:

(i) audited annual consolidated financial statements of the Company within 120 days after the end of each fiscal year, prepared in accordance with U.S. GAAP by a “Big Four” accounting firm jointly selected by the Company and the holders of at least a majority in interest of all of the equity securities of the Company then held by the Investor Shareholders;

(ii) unaudited quarterly consolidated financial statements of the Company and quarterly operational data and financial statements of the Company and each other Group Company, within twenty-five (25) days after the end of each quarter, prepared in accordance with PRC or U.S. GAAP, as the case may be;

(iii) monthly management accounts of each Group Company including key operational data, in form and substance requested from time to time by any CDH Shareholder, within twenty-five (25) days after the end of each month for a period of six (6) months following the date hereof;

(iv) an annual consolidated budget of the Group Companies for each fiscal year within thirty (30) days prior to the start of such fiscal year;

(v) copies of all documents or other information sent to any shareholder of any Group Company in its capacity as a shareholder; and

(vi) upon the written request by an Investor Shareholder, such other information as such Investor Shareholder shall reasonably request (the foregoing collectively, the “Information Rights”). All financial statements to be provided to the Investor Shareholders pursuant to this Section 1.1(a) shall include a balance sheet, an income statement and a statement of cash flows and shall be prepared in accordance with U.S. GAAP or PRC GAAP, as the case may be.

(b) Inspection Rights. Commencing on the date of this Agreement, for so long as an Investor Shareholder holds any Ordinary Share Equivalents, such Investor Shareholder shall have standard inspection rights of the facilities, records and books of each Group Company, including, without limitation, discussing the business, operations and conditions of such Group Company with its directors, officers, employees, accountants and at such reasonable times during normal business hours upon reasonable advance notice to the Company (the “Inspection Rights”).

(c) Termination of Information and Inspection Rights. The foregoing Information Rights and Inspection Rights shall terminate upon the consummation of a Qualified Public Offering.

1.2 Board Representation.

(a) Board Composition. The Company’s amended and restated Memorandum of Association and Articles of Association (the “Restated Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of no less than five (5) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. For so long as the Holders of Ordinary Shares hold in the aggregate Ordinary Share Equivalent that are at least equal to 15% of the issued Ordinary Shares (assuming the conversion of all Ordinary Shares Equivalents) the Holders of Ordinary Shares shall have the right to appoint and remove two (2) directors (the “Founder Directors”), and thereafter the Holders of Ordinary Shares shall have the right to appoint and remove one (1) director. For so long as the CDH Shareholders hold in the aggregate Ordinary Share Equivalents that are at least equal to 15% of the issued Ordinary Shares (assuming the conversion of all Ordinary Shares Equivalents), the CDH Shareholders shall have the right to appoint and remove two (2) directors (the “CDH Directors”), and thereafter the CDH Shareholders shall have the right to designate and remove one (1) director. In addition to any Founder Directors and CDH Directors, one (1) director shall be a member of the management of the Group Companies, which member shall be reasonably satisfactory to the Holders of Ordinary Shares and the holders of at least a majority in interest of all Series A Preferred Shares.

(b) Board Observers. For so long as the OZ Shareholders hold in the aggregate Ordinary Share Equivalents that are at least equal to fifty percent (50%) of the equity interests in the Company acquired by the OZ Shareholders pursuant to the Series B Purchase Agreement (determined on an as converted basis), one (1) individual designated by the OZ Shareholders shall be entitled to attend, but not to vote at, all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and the Company shall provide to such representative, concurrently with the members of the Board, and in the same manner, notice of all such meetings and a copy of all materials provided to the members of the Board. For so long as the SIG Shareholders hold in the aggregate Ordinary Share Equivalents that are at least equal to fifty percent (50%) of the equity interests in the Company acquired by the SIG Shareholders pursuant to the Series B Purchase Agreement (determined on an as converted basis), one (1) individual designated by the SIG Shareholders shall be entitled to attend, but not to vote at, all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and the Company shall provide to such representative, concurrently with the members of the Board, and in the same manner, notice of all such meetings and a copy of all materials provided to the members of the Board.

(c) Board Actions. Subject to Section 7 below, all actions of the Board shall require the affirmative vote of at least a majority of the directors.

(d) Frequency; Expenses; Notices. The Board shall meet at least once during each quarter. All meetings of the Board shall be held either telephonically or in person. The Company shall reimburse the directors and any observers designated by the OZ Shareholders or SIG Shareholders pursuant to Section 1.2(b) above for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof. The Company shall procure that a notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting at least seven (7) days before the meeting and a copy of the minutes of the meeting is sent to such persons within twenty (20) days following the meeting.

1.3 The Subsidiaries. The board of directors of each other Group Company shall have the same number of directors and consist of the same directors as that of the Company unless otherwise mutually agreed upon by the parties hereto. Subject to Section 7 below, all actions of the board of directors of each other Group Company shall require the affirmative vote of at least a majority of the directors.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The Investor Shareholders shall be entitled to the following rights with respect to any potential public offering of any Company securities in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2	Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the United States Securities Act of 1933, as amended, and any successor statute (the “Securities Act”).

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or to be issued pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any Ordinary Share Equivalent which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by an Investor Shareholder. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any Ordinary Share Equivalent which is issued as a dividend or other distribution with respect to any Preferred Shares.

(d) Holder. For purposes of this Section 2, the term “Holder” shall mean any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute.

(j) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3. Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) February 27, 2010 and (ii) six (6) months following the taking effect of a registration statement for a Qualified Public Offering, receive a written request, from either (A) the Holders of at least twenty-five percent (25%) of the Registrable Securities then held by Investor Shareholders holding Series A Preferred Shares on the date hereof and then held by Affiliates of such Investor Shareholders or (B) the Holders of at least twenty-five percent (25%) of the Registrable Securities then held by Investor Shareholders holding Series B Preferred Shares on the date hereof and then held by Affiliates of such Investor Shareholders, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if (i) the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a), or (ii) if the Holders do not propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of at least US$3,000,000.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company reasonably acceptable to the Holders of a majority of the Registrable Securities being registered. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any other Group Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than (i) two (2) such registrations initiated by the holders of Series A Preferred Shares, and (ii) two (2) such registrations initiated by the holders of Series B Preferred Shares pursuant to this Section 2.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization, including but not limited to a registration statement on Form S-8) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section

2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any other Group Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1) if Form F-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$3,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such ninety (90) day period.

(4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the

Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(b) By Holders. To the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, and independent accountant of the Company, each Person who Controls the Company within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each Person Controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, the Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or Control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 2.9 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 2.9 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

Any indemnification pursuant to this Section 2.9 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate on the fifth (5th) anniversary of the initial public offering of the Company, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 (including but not limited to Rule 144(k)) promulgated under the Securities Act.

2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13. Lock-Up. Each Holder and the Founder hereby agrees that, if requested by the Company and the underwriter in connection with the Company’s initial public offering, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the underwriter for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the underwriter and pursuant to any regulations or rules of the stock exchange or inter dealer quotations system at which shares of the Company are listed. The obligations of Holders under this Section 2.13 shall be conditioned upon similar agreements being in effect with the directors, officers and all shareholders of the Company unless otherwise agreed by the Company and the holders of at least a majority in interest of all of the equity securities of the Company then held by the CDH Shareholders and at least seventy five percent (75%) in interest of all of the equity securities of the Company then held by the Series B Shareholders. The Company or the underwriter shall not release any of the directors, officers, or shareholders of the Company from the lock-up without first releasing the Investor Shareholders. The lock-up does not prohibit private sale, making any short sale of, loan, granting any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company to Affiliates provided the Affiliates in each case enter into the same lock-up agreement. Notwithstanding any other provisions of this Section, this Section 2.13 shall not apply to the Performance-based Transfers set forth in Section 5.6 of the Purchase Agreement.

3. RIGHT OF PARTICIPATION.

3.1 General. Each Investor Shareholder and each assignee to which rights under this Section 3 have been duly assigned in accordance with Section 5 (such Investor Shareholder and each such assignee being hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation).

3.3 New Securities. “New Securities” shall mean any Ordinary Share Equivalents, whether now authorized or not, provided, however, that the term “New Securities” shall not include:

(a) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(b) any Ordinary Shares issuable upon conversion of the Preferred Shares;

(c) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(d) any securities issued pursuant to a Qualified Public Offering; or

(e) any Ordinary Shares (and/or options or warrants or restricted shares therefore) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to employee equity incentive plans approved by the Board (subject to the requirements of Section 7 below).

3.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) business day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase, provided however that if any Participation Rights Holder fails to give the above required notice solely because of the Company’s failure to comply with the notice provision of this Section 3.4, then the Company shall not effect the proposed issuance.

(b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have ten (10) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone followed by written confirmation within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within twenty (20) business days following the date of the Second Participation Notice.

3.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within twenty (20) business days of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6 Termination. The Right of Participation for each Participation Rights Holder shall not terminate so long as such Participation Rights Holder or its Affiliates hold any Ordinary Share Equivalents; provided, however, that the Right of Participation shall terminate upon the earlier of a Qualified Public Offering and a Qualified Trade Sale.

4. TRANSFER RESTRICTIONS.

4.1 Prohibited Transfers.

(a) Except in accordance with this Section 4, no Holder of Ordinary Shares shall, without the prior written consent of the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose (each, a “Transfer”) through one or a series of transactions any Ordinary Share Equivalents now held by such Holder of Ordinary Shares to any Person at any time prior to a Qualified Public Offering; provided that any such Transfer by any Holder of Ordinary Shares approved by the CDH Shareholders and Series B Shareholders in accordance herewith shall nevertheless be subject to the right of first refusal and co-sale rights of the Investor Shareholders under Sections 4.3 and 4.4 below.

(b) Any attempt by any Holder of Ordinary Shares to Transfer, directly, or indirectly, Ordinary Share Equivalents in violation of this Section 4 shall be null and void ab initio and the Company agrees it will not effect or recognize any such Transfer nor will it treat any alleged transferee as the holder of such Ordinary Share Equivalents.

(c) Notwithstanding anything to the contrary, the right of first refusal and co-sale rights of the Investor Shareholders under Sections 4.3 and 4.4 below shall not apply to any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Holder of Ordinary Shares who is an individual for bona fide estate planning purposes (each a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Investor Shareholders and that any such Permitted Transferee signs a Deed of Adherence in accordance with Section 4.9 agreeing to be subject to and bound by the obligations of a Holder of Ordinary Shares under this Agreement; and provided further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

(d) Notwithstanding anything to the contrary, the right of first offer of the Holders of Ordinary Shares under Sections 4.5 below shall not apply to any Transfer by an Investor Shareholder to any of its Affiliates (including, in the case of a CDH Shareholder, any Transfer to Cephei Absolute Return Fund Ltd., CDH China Growth Capital Fund II, L.P., CDH China Growth Capital Fund III, L.P. and CDH Venture Partners, L.P.) (each an “Investor Permitted Transferee”); provided that such Investor Permitted Transferee signs a Deed of Adherence agreeing to be subject to and bound by the obligations of the Investor Shareholder under this Agreement; and provided further that, the exemption to the right of first offer of the Holders of Ordinary Shares under this Section 4.1(d) shall not apply to a Transfer by an Investor Shareholder to its Affiliate if such Affiliate engages in a business that, as reasonably determined by the Board, is similar to the Business Scope of the Company and whose primary business is in the PRC (an “Affiliated Competitor”).

4.2 Sale by Holder of Ordinary Shares; Notice of Sale. Subject to Section 4.6 of this Agreement, if a Holder of Ordinary Shares (the “Selling Shareholder”) proposes to, directly or indirectly, Transfer any Ordinary Share Equivalents, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Investor Shareholder prior to such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Ordinary Share Equivalents to be, directly or indirectly, Transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3 Right of First Refusal.

(a) Investor Shareholders’ Option. Each Investor Shareholder shall have the right, exercisable upon written notice to the Selling Shareholder and the Company, within thirty (30) days after receipt of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Investor Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all participating Investor Shareholders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, provided, however, that if the Selling Shareholder is proposing to transfer Ordinary Shares to any other Holder of Ordinary Shares, then any non-selling Holder of Ordinary Shares shall have a pro rata right of first refusal together with such Investor Shareholder. To the extent that any Investor Shareholder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Shares, the Selling Shareholder and the participating Investor Shareholders shall, within ten (10) days after the end of the First Refusal Period, make such adjustments to each exercising Investor Shareholder’s pro rata share of the Offered Shares so that any remaining Offered Shares may be allocated to those Investor Shareholders exercising their rights of first refusal on a pro rata basis.

(b) Action Required. Any Investor Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all of its pro rata share of the Offered Shares.

(c) Expiration Notice. Within ten (10) days after expiration of the First Refusal Period the Company shall give written notice to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Investor Shareholders exercising their rights of first refusal or (ii) that the Investor Shareholders have not subscribed all of the Offered Shares in which case the First Refusal Expiration Notice will specify the pro-rata portion of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(d) Purchase Price. The purchase price for the Offered Shares to be purchased by the Investor Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this Section 4.3(d). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the Investor Shareholders, and the Selling Shareholder, absent fraud or error.

(e) Payment. Payment of the purchase price for the Offered Shares purchased by the Investor Shareholders shall be made within fourteen (14) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(f) Rights of a Selling Shareholder. If any Investor Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Investor Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Investor Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Investor Shareholder.

(g) Application of Co-Sale Rights. If the Investor Shareholders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4 Co-Sale Rights. To the extent that the Investor Shareholders have not exercised their right of first refusal with respect to all the Offered Shares, each Investor Shareholder who has not exercised its right of first refusal as provided in Section 4.3 shall have the right, exercisable upon written notice to the Selling Shareholder and the Company to participate in such sale of the Ordinary Share Equivalents on the same terms and conditions.

(a) Co-Sale Option. Each Investor Shareholder entitled to co-sale rights hereunder will have the right, exercisable upon written notice to the Selling Shareholder and the Company, within thirty (30) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Period”), to elect to participate in such sale of the Offered Shares on the same terms and conditions as specified in the Transfer Notice. To the extent that an Investor Shareholder exercises such right of participation in accordance with the terms and conditions set forth hereinafter, the number of Ordinary Share Equivalents that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced. Each Investor Shareholder may sell all or any part of its pro rata share of Offered Shares (the “Co-Sale Shares”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares (on an as converted basis) covered by the First Refusal Expiration Notice by a fraction, the numerator of which is the number of Ordinary Shares (calculated on a as-converted basis) held by such participating Investor Shareholder at the time of the transaction and the denominator of which is the aggregate number of Ordinary Shares (calculated on a as-converted basis) owned by the Selling Shareholder and all Investor Shareholders entitled to co-sale rights hereunder at the time of the transaction. To the extent that any Investor Shareholder does not participate in the sale to the full extent of its pro rata portion of the Offered Shares, the Selling Shareholder and the participating Investor Shareholders shall, within ten (10) days after the end of the Co-Sale Period, make such adjustments to the pro rata portion of each participating Investor Shareholder so that any remaining Offered Shares may be allocated to other participating Investor Shareholders on a pro rata basis.

(b) Transferred Shares. Each participating Investor Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares which such Investor Shareholder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Investor Shareholder elects to sell; and the Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Investor Shareholders. The share certificate or certificates that any participating Investor Shareholder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares and Co-Sale Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Investor Shareholder that portion of the sale proceeds to which such Investor Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any Co-Sale Shares from any Investor Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Co-Sale Shares from such Investor Shareholder.

(d) Right to Transfer. To the extent the Investor Shareholders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Investor Shareholders of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Investor Shareholders on terms and conditions not materially different from those described in the Transfer Notice. Any proposed Transfer on terms and conditions materially different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Ordinary Share Equivalents Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale rights of the Investor Shareholders and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 and Section 4.4 of this Agreement.

4.5 Right of First Offer of Holders of Ordinary Shares. If an Investor Shareholder proposes to, directly or indirectly, Transfer any Ordinary Share Equivalents to (i) an Affiliated Competitor or (ii) any Person other than an Investor Permitted Transferee, the Investor Shareholder shall promptly give written notice (the “Investor Transfer Notice”) to each Holder of Ordinary Shares prior to such Transfer. The Investor Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Ordinary Share Equivalents to be, directly or indirectly, Transferred (the “Investor Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Each Holder of Ordinary Shares shall, subject to Section 2(c) of Appendix 1 attached hereto, have the right, exercisable upon written notice (the “Purchase Notice”) to the selling Investor Shareholder and the Company, within thirty (30) days after receipt of the Investor Transfer Notice, to elect to purchase or otherwise acquire all or any part of his pro rata share of the Investor Offered Shares, at the price and on the terms specified in the Investor Transfer Notice. To the extent any Holder of Ordinary Shares does not exercise his right of first offer to the full extent of his pro rata share of the Investor Offered Shares, the exercising Holders of Ordinary Shares may make such adjustments to their pro rata share of the Investor Offered Shares so that any remaining Investor Offered Shares may be allocated to those Holders of Ordinary Shares exercising their right of first offer on a pro rata basis. The Payment of the purchase price for the Investor Offered Shares shall be made by the exercising Holder of Ordinary Shares, by wire transfer or check as directed by the selling Investor Shareholder, within sixty (60) days of the Purchase Notice. If, however, no Purchase Notice is issued within thirty (30) days of the Investor Transfer Notice, or not all Investor Offered Shares are elected to be purchased or acquired, or the payment for any portion of the Investor Offered Shares so elected is not made in full within sixty (60) days of the Purchase Notice, the selling Investor Shareholder shall have the right to offer and sell the Investor Offered Shares, or any remaining portion thereof, or any portion that has been elected to be purchased but the payment thereof is not made during such sixty (60) day period, as the case may be, to those Persons specified in the Investor Transfer Notice at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Investor Transfer Notice, provided that such Persons shall enter a Deed of Adherence to be bound by this Agreement.

4.6. Limitation on Transfers by Holders of Ordinary Shares. Notwithstanding any other provision of this Section 4, no Holder of Ordinary Shares may Transfer any Ordinary Share Equivalents if following such Transfer, the Holders of Ordinary Shares will collectively hold less Ordinary Shares (on an as converted basis) than the Investor Shareholders. The restriction on transfer set forth in this Section 4.6 shall terminate at such time that no Investor Shareholder holds any Ordinary Share Equivalents.

4.7 Restriction on Indirect Transfers. As an amplification and not limitation of the restrictions on transfer under this Section 4, without the prior written consent of the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares:

(a) Each of the Holders of Ordinary Shares shall not directly or indirectly, Transfer any equity interest held, directly or indirectly, by him/her in any entity which is a direct shareholder in the Company (an “Existing Shareholder Entity”) to any Person. Any Transfer in violation of this Section 4.7(a) shall be null and void ab initio and each Existing Shareholder Entity hereby agrees it will not effect or recognize such a Transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written consent of the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares.

(b) Each Existing Shareholder Entity shall not, and each of the Holders of Ordinary Shares shall not cause or permit any Existing Shareholder Entity to, issue to any Person any shares of such Existing Shareholder Entity or any options for, or any other securities exchangeable for or convertible into, such shares of such Existing Shareholder Entity.

(c) None of the Holders of Ordinary Shares shall, nor shall any of them cause or permit any other Person to, directly or indirectly, Transfer any equity interest held or controlled by it in any of the Group Companies to any Person. Any Transfer in violation of this Section 4.7(c) shall be null and void ab initio and each of the Group Companies hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written consent of the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares.

(d) None of the Group Companies shall issue to any Person any New Securities without the prior written consent of the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares.

4.8 Legend.

(a) Each certificate representing Ordinary Share Equivalents now or hereafter owned by a Holder of Ordinary Shares or issued to any Person in connection with a Transfer in compliance with this Section 4 shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT OF AIRMEDIA GROUP INC. (THE “COMPANY”), DATED JUNE 7, 2007 BY AND AMONG THE COMPANY, ITS SHAREHOLDERS AND THE OTHER PARTIES NAMED THEREIN.”

(b) Each Holder of Ordinary Shares agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9 Deed of Adherence. No Transfer of any Ordinary Share Equivalents by any Holder of Ordinary Shares or any Investor Shareholder to any Person shall be entered into the Company’s share register unless such Person has first entered into a deed of adherence pursuant to which such Person shall agree, inter alia, to be bound by all the obligations and restrictions of a Holder of Ordinary Shares or Investor Shareholder, as the case may be, hereunder as if it were an original party hereto. Such deed of adherence shall be in such form as the Investor Shareholders shall reasonably require.

4.10 Term. The provisions of this Section 4 shall terminate upon the earlier of the closing of a Qualified Public Offering and a Qualified Trade Sale.

5. ASSIGNMENT AND AMENDMENT; PUT AND REDEMPTION RIGHTS.

5.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information and Inspection Rights. The rights of the Investor Shareholders in Section 1.1 are transferable to any holder of Preferred Shares; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

(b) Registration Rights. The registration rights of the Holders in Section 2 may be assigned to any Holder or its permitted assigns; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

(c) Rights of Participation; Right of First Refusal; Co-Sale Rights. The rights of each Investor Shareholder in Sections 3 and 4 are fully assignable to an Affiliate of such Investor Shareholder (which, for the avoidance of doubt, includes without limitation, with respect to any CDH Shareholder, each of CDH China Growth Capital Fund II, L.P., CDH China Growth Capital Fund III, L.P., CDH Venture Partners and Cephei Absolute Return Fund Ltd.); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Investor Shareholder at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

5.2 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Company, the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares; provided, however, that any Investor Shareholder may waive any of its rights hereunder without obtaining the consent of the Company. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each of the parties hereto and their respective assigns.

5.3 Put and Redemption Rights. Each of the Company, each Holder of Ordinary Shares and each Group Company covenants and agrees to take all actions necessary to give effect to the provisions contained in Appendix 1 hereto.

6. CONFIDENTIALITY AND NON-DISCLOSURE.

6.1 Disclosure of Terms. The terms and conditions of this Agreement, the Series A Purchase Agreement, the other Transaction Documents (as defined in each of the Purchase Agreement and the Series A Purchase Agreement, respectively), and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto (including without limitation disclosure by any individual designated by a party to this agreement to be a member of the board of directors of the Company or to be entitled to attend meetings of the board of directors of the Company in a non-voting, observer capacity) to any third party except in accordance with the provisions set forth below.

6.2 Press Releases. No announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise shall be made without the Company’s and all Investor Shareholders’ prior written consent.

6.3 Permitted Disclosures. Notwithstanding the foregoing, the Company, the Investor Shareholders and the Holders of Ordinary Shares may disclose any of the Financing Terms to their respective current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; provided, that, except to the minimum extent necessary or advisable in connection with the IPO of the Company, the identity of any holder of Series B Preferred Shares or any CDH Shareholder shall not be disclosed except by such holder or with the consent of such holder.

6.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Purchase Agreement, and exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. The Company may publicly file this Agreement, the Purchase Agreement and the Restated Articles as an exhibit to a registration statement if required to in connection with a public offering.

6.5 Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

6.6 Notices. All notices required under this section shall be made pursuant to Section 8.2 of this Agreement.

7. PROTECTIVE PROVISIONS.

7.1 Acts of the Company. In addition to such other limitations as may be provided in the Restated Articles, the following acts of the Company shall require the affirmative vote of the CDH Directors and the Founder Directors (the term “Company” means, in each case, the Company itself and shall apply mutatis mutandis to each of the other Group Companies); provided that, nothing herein shall be deemed to limit, or require the consent of a Founder Director in connection with, the redemption, conversion, liquidation, Performance Based Valuation Adjustment clause set forth in section 5.6 of the Series A Purchase Agreement and section 7.1(f)(4) of the Restated Articles or other rights and preferences of any Preferred Shares:

(a) any action to authorize, issue or create (or reclassify any outstanding shares into) any Ordinary Share Equivalents;

(b) the sale of all or substantially all of the tangible and intangible assets of the Company or the consolidation, merger or other business combination of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation, merger or other business combination hold less than a majority of the voting power of the surviving or resulting entity;

(c) the sale, lease, transfer or other disposition of material assets or business of the Company, except ordinary course of business or inter-group transfers of assets between wholly-owned subsidiaries of the Company;

(d) any repurchase, redemption, or other acquisition of any equity securities of the Company, other than repurchases from employees upon termination of employment;

(e) any material change to or expansion of the Business Scope of the Company. For the purpose of this Agreement, the “Business Scope” shall mean (A) with respect to the Group Companies, the development and operation of TV-based air transit media network, development and operation of other media and advertising space at air transits and provision of technology support and consultancy services; and (B) with respect to the Company, the holding, management and disposition of the equity interest in its operating subsidiaries;

(f) any non-ordinary course transactions or transactions outside the business scope of the Company;

(g) any change to the Company’s dividend policy or any declaration or payment of dividends or other distributions to shareholders;

(h) any purchase, acquisition or other investment by the Company in the equity securities of, or any securities convertible into equity securities of, any other Person, or the establishment of any joint venture or partnership or injection of capital therein;

(i) the adoption or amendment of any equity incentive plan;

(j) any transaction involving the Company, on the one hand, and a shareholder of the Company or any of the Company’s key employees, officers, directors or shareholders or any Affiliate or relative of a shareholder or any of its officers, directors or shareholders, on the other hand;

(k) the appointment or change of auditors and any change to the accounting policies and procedures of the Company;

(l) the appointment or dismissal of the executive officers of the Company, including but not limited to the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer;

(m) any change to the compensation, benefits and incentive schemes of the management, or any purchase of automobiles or accommodations for any management;

(n) approval of the Company’s business plan and annual budget;

(o) the incurrence of any loan or indebtedness (including off-balance-sheet items) in excess of RMB5,000,000 in any fiscal year or creation of any pledge, collateral, encumbrances or security interests on the assets of the Company;

(p) the provision of any guarantee or indemnity to any third party in connection with any borrowing;

(q) entering into or amending any material contract other than in the ordinary course of business;

(r) incurrence of any capital expenditures in excess of RMB2,500,000 individually or in the aggregate in any fiscal year;

(s) incurrence of any non-budgeted and non-operating expense in excess of RMB500,000 individually or in the aggregate in any fiscal year;

(t) approval for or amendment to the employment agreement or the benefit plans with respect to the executive officers of the Company including without limitation, the Chief Executive Officer, the Chief Financial Officer, the Chief Sales Officer and the Chief Operating Officer and any other employee whose annual salary exceeds RMB500,000;

(u) any change to the authorized signatories of any bank account of the Company;

(v) the commencement or settlement of any litigation where the amount in controversy exceeds RMB1,000,000;

(w) any decision on matters relating to any public offering of the Company’s shares including without limitation the valuation, timing and choice of stock exchange for such public offering; and

(x) any transfer or allocation of the Company’s shares among the shareholders of the Company pursuant to any contractual arrangement among them.

For the purpose of this Section 7.1, any reference to a sum of monies shall include monies incurred/involved in a single transaction as well as the aggregate of all sums of monies incurred/involved in a series of transactions of the same or substantially the same nature.

7.2 Acts of the Group Companies. Without limitation of the foregoing and subject to applicable PRC laws and regulations, the following acts by each of the Group Companies shall in each case require the prior written approval of the CDH Directors:

(a) any amendment to such Group Company’s Articles of Association, its joint venture contract, or other charter document;

(b) the liquidation, termination or dissolution of such Group Company;

(c) any change to the registered capital of such Group Company or transfer of any equity interest or joint venture interest in such Group Company;

(d) the sale, lease, transfer or other disposition of all or substantially all of the assets of such Group Company or any merger or consolidation of such Group Company with or into any other business entity; and

(f) the issuance of any equity securities or equity-like securities of such Group Company.

7.3 Acts Affecting Series B Preferred Shares. In addition to such other limitations as may be provided herein, and/or in the Restated Articles of the Company, the following acts of the Company shall require the affirmative vote of the holders of seventy five percent (75%) of the then outstanding Series B Preferred Shares:

(a) any Sale Transaction, or the sale, lease or other disposition of substantially all of the assets of the Company or of any Group Company;

(b) any declaration or payment of dividends or other distributions to shareholders that are not paid on a pro rata basis based on each shareholder’s respective shareholdings in the Company (calculated on an as-converted basis); and

(c) the issuance of any New Securities of the Company at a price below the Series B Issue Price.

7.4 Other Acts. In addition to such other limitations as may be provided herein, and/or in the Restated Articles of the Company, each of the Holders of Ordinary Shares and the Investor Shareholders hereby agrees that they shall vote all equity securities of the Company held by such Persons against any of the following acts of the Company, and shall not otherwise approve or authorize any such acts, unless such acts have been approved by (i) with respect to Sections 7.4(a), (b) and (d), the CDH Directors and the Founder Directors and, (ii) with respect to Section 7.4(c) and (d), the holders of seventy five percent (75%) of the then outstanding Series B Preferred Shares:

(a) any liquidation, dissolution or winding up of the Company;

(b) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Shares;

(c) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Shares and any relative change in the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Shares as compared to any other class or series of equity securities of the Company; and

(d) any amendment of the Restated Articles or other charter documents of the Company.

8. GENERAL PROVISIONS.

8.1 Definitions.

(a) Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Schedules and Exhibits shall be deemed references to Sections, Schedules and Exhibits of this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Section 8.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States.

(b) Certain Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the following respective meanings:

“Additional Number” shall have the meaning set forth in Section 3.4(b).

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Person other than a natural Person, any other Person that directly or indirectly controls, is controlled by or is under common control with the Subject Person and (ii) in the case of a natural Person, any other Person that directly or indirectly is controlled by the Subject Person. For purposes of this definition, “control” of a Person means (a) ownership of 50% or more of the shares in issue or other equity interests of such Person or (b) the power to direct the management or policies of a Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise. In the case of any Investor Shareholder, the term “Affiliate” shall also include (w) any fund that is a direct or indirect shareholder of any Investor Shareholder, (x) any of such fund’s direct and indirect general partners, limited partners, fund managers and funds managed by such fund’s direct and indirect fund managers, officers (including vice presidents), general partners and Affiliates thereof, (y) the spouses, lineal descendants and heirs of individuals referred to in (x) and (z) trusts controlled by or for the benefit of such individuals.

“Affiliated Competitor” shall have the meaning set forth in Section 4.1(d).

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall have the meaning set forth in Section 1.2(a).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close.

“Business Scope” shall have the meaning set forth in Section 7.1(h).

“BVI” means the British Virgin Islands.

“CDH” means Global Gateway Investments Limited, an international business company organized under the laws of the British Virgin Islands.

“CDH Directors” shall have the meaning set forth in Section 1.2(a).

“CDH Shareholders” means CDH and any of its Affiliates who hold Ordinary Share Equivalents from time to time, and “CDH Shareholder” means any of them.

“Co-Sale Shares” shall have the meaning set forth in Section 4.4(a).

“Co-Sale Period” shall have the meaning set forth in Section 4.4(a).

“Company” shall have the meaning set forth in the preamble.

“Disclosing Party” shall have the meaning set forth in Section 6.4.

“Existing Group Companies” shall have the meaning set forth in the preamble.

“Existing Shareholder Entity” shall have the meaning set forth in Section 4.7(a).

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Financing Terms” shall have the meaning set forth in Section 6.1.

“First Participation Notice” shall have the meaning set forth in Section 3.4(a).

“First Refusal Expiration” shall have the meaning set forth in Section 4.3(c).

“First Refusal Period” shall have the meaning set forth in Section 4.3(a).

“Founder” means Guo Man.

“Founder Directors” shall have the meaning set forth in Section 1.2(a).

“Fund II” shall have the meaning set forth in Section 8.15.

“Government Official” shall mean (i) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (ii) any employee or official of a political party, (iii) any candidate for political office or his employee, or (iv) any employee or official of an international organization.

“Group Companies” means the Company, the Existing Group Companies, and any other Person who the Company or any Existing Group Company may from time to time, directly or indirectly, hold an interest or control through contractual arrangements, and “Group Company” means any of them.

“Holders of Ordinary Shares” shall have the meaning set forth in the preamble.

“Information Rights” shall have the meaning set forth in Section 1.1(a)(vi).

“Initiating Holders” shall have the meaning set forth in Section 2.3(b).

“Inspection Rights” shall have the meaning set forth in Section 1.1(b).

“Investors” shall have the meaning set forth in the Preamble

“Investor Permitted Transferee” shall have the meaning set forth in Section 4.1(d).

“Investor Shareholders” means all of the CDH Shareholders, the OZ Shareholders and the SIG Shareholders, together with any transferee receiving Preferred Shares from any Investor Shareholder in a transaction undertaken in compliance with Section 4.5 of this Agreement, and “Investor Shareholder” means any of them.

“IPO” means an initial public offering and listing on a stock exchange by the Company of its Ordinary Shares.

“Management Rights” shall have the meaning set forth in Section 8.15.

“Non-Disclosing Parties” shall have the meaning set forth in Section 6.4.

“Offered Shares” shall have the meaning set forth in Section 4.2.

“Ordinary Shares” means the ordinary shares, par value US$0.001 each, in the Company.

“Ordinary Share Equivalents” shall mean any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Ordinary Shares, including, without limitation the Series A Convertible Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“OZ” means each of OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd., OZ Global Special Investments Master Fund, L.P. and/or any of their respective designees or Affiliates.

“OZ Shareholders” means OZ and any of its Affiliates who hold Ordinary Share Equivalents from time to time, and “OZ Shareholder” means any of them.

“Participation Rights Holder” shall have the meaning set forth in Section 3.1.

“Permitted Transferee” shall have the meaning set forth in Section 4.1(c).

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

“PRC” means the People’s Republic of China, excluding Hong Kong, Taiwan and Macau for the purpose of this Agreement.

“PRC Companies” shall mean the entities listed in Schedule B under the caption “PRC Companies.”

“PRC Holdco” means each of Shenzhen AirMedia Technology Co Ltd and AirMedia Technology (Beijing) Co Ltd.

“Preferred Shares” means both Series A Preferred Shares and Series B Preferred Shares.

“Purchase Agreement” shall have the meaning set forth in the recitals.

“Qualified Public Offering” means a firm commitment underwritten initial public offering and listing on an internationally recognized stock exchange, including without limitation NYSE and Nasdaq, by the Company of its Ordinary Shares representing at least 15% of the Ordinary Shares (on a fully diluted basis immediately prior to such initial public offering) at a price per share implying a pre-money valuation of the Company of at least US$100 million;

“Qualified Trade Sale” means the sale of all or substantially all of the assets of the Company or the consolidation, merger or other business combination of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation, merger or other business combination hold less than a majority of the voting power of the surviving or resulting entity; provided that (i) the implied valuation of Company shall be at least US$100 million, (ii) the form of consideration shall have been agreed upon in writing by the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares, and (iii) in the event of a sale of a majority of the voting securities of the Company, all shareholders of the Company shall have the right to participate in such sale pro rata based on their respective shareholdings in the Company (calculated on an as-converted basis).

“Partnership Election” shall have the meaning set forth in Section 8.17.

“Regulations” shall have the meaning set forth in Section 8.15.

“Restated Articles” shall have the meaning set forth in Section 1.2(a).

“Request Notice” shall have the meaning set forth in Section 2.3(a).

“Right Participants” shall have the meaning set forth in Section 3.4(b).

“Right of Participation” shall have the meaning set forth in Section 3.1.

“Second Participation Notice” shall have the meaning set forth in Section 3.4(b).

“Second Participation Period” shall have the meaning set forth in Section 3.4(b).

“Securities Act” shall have the meaning set forth in Section 2.2(a).

“Selling Shareholder” shall have the meaning set forth in Section 4.2.

“Series A Preferred Shares” shall have the meaning set forth in the recitals.

“Series A Purchase Agreement” shall have the meaning set forth in Section 4.1(c).

“Series B Preferred Shares” shall have the meaning set forth in the recitals.

“Series B Shareholders” means all of the OZ Shareholders and the SIG Shareholders, and “Series B Shareholder” means any of them.

“SIG” means AM SPV Limited and its designees or Affiliates.

“SIG Shareholders” means Billion Effort Management Limited, Embleton Investment Holdings Limited, Megastar Capital Holdings Limited, PCM Direct Capital Fund and SIG China Investments One Ltd. and/or any of their respective designees or Affiliates, collectively.

“Subpart F income” shall have the meaning set forth in Section 8.17.

“Transfer” shall have the meaning set forth in Section 4.1(a).

“Transfer Notice” shall have the meaning set forth in Section 4.2.

“UNCITRAL Rules” shall have the meaning set forth in Section 8.13.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Violation” shall have the meaning set forth in Section 2.9.

8.2 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth in Schedule C hereto; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule C; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule C with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.2 by giving the other party written notice of the new address in the manner set forth above.

8.3 Entire Agreement. This Agreement, the Purchase Agreement, other Transaction Documents (as defined in the Purchase Agreement), together with all the exhibits, schedules and appendices hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

8.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereunder.

8.5 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effects the parties’ intent in entering into this Agreement.

8.6 Third Parties. Except as provided in Section 8.16 hereof, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

8.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by the Company, any Group Company or any Holder of Ordinary Shares without the written consent of the CDH Shareholders and Series B Shareholders holding at least seventy five percent (75%) of the then outstanding Series B Preferred Shares, except in connection with a transfer of shares in accordance with this Agreement. This Agreement and the rights and obligations therein may be assigned by any Investor Shareholder to any Investor Permitted Transferee (which, for the avoidance of doubt, includes without limitation, with respect to transfer from any CDH Shareholder, CDH China Growth Capital Fund II, L.P., CDH China Growth Capital Fund III, L.P., CDH Venture Partners and Cephei Absolute Return Fund Ltd.) that is not an Affiliated Competitor.

8.8 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares or Series A Preferred Shares, then, upon the occurrence of any subdivision, combination, share dividend or similar event affecting share capital, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination, share dividend or similar events affecting share capital (calculated on an as-converted basis).

8.11 Aggregation of Shares. Ordinary Shares and Preferred Shares held or acquired by the Investor Shareholders shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.12 Shareholders Agreement to Control. In the event that the provisions of this Agreement conflict with any provision of the Company’s Restated Articles, the provisions of this Agreement shall prevail as between the shareholders only, who hereby undertake to take such steps as may be necessary or desirable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles to remove such conflict to the fullest extent permitted by law; provided that, in the event of such a conflict, the Company shall not take any action in contravention of this Agreement (unless expressly required by BVI law) and the Company’s Restated Articles shall immediately thereafter be amended to remove such conflict.

8.13 Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. In the event the parties are unable to resolve such dispute within thirty (30) days, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

8.14 Co-Investment Right. With respect to any investment or business transaction in the media and advertising industries in the PRC initiated by any Holder of Ordinary Shares or any Key Employee (as defined in the Purchase Agreement) or any of their Affiliates, such initiator shall provide (or cause such Key Employee or affiliate to provide) each Investor Shareholder the opportunity to participate in such investment or business transaction on the same terms and conditions as applicable to such Investor Shareholder, Key Employee or Affiliate; provided that (i) reasonable prior written notice shall be provided to such Investor Shareholder setting forth in sufficient detail the terms and conditions of such transaction, (ii) any participation by such Investor Shareholder in such transaction shall be consistent with market practice in the aforementioned industries, and (iii) this Section 8.14 shall not in any way be construed as an obligation of such Investor Shareholder to participate in such investment or business transaction.

8.15 Special Dividends. Each of the parties hereto agrees and represents that it will not oppose any decision by the Board to declare a special dividend payable immediately prior to the IPO (a “Special Dividend”); provided, that the Special Dividend shall be declared only in the event that the following conditions with respect to the IPO have been satisfied: (i) an unqualified, consolidated audited financial report with respect to the Company for the most recently completed fiscal year shall have been provided by one of the Big Four auditing firms, (ii) the Investor Shareholders shall have received a legal opinion from the Company’s counsel in the PRC with respect to the compliance of the Company and all Group Companies with all applicable law of the PRC, dated as of the date on which the Special Dividend is declared, in form and substance reasonably satisfactory to the holders of at least a majority of then outstanding Series A Preferred Shares and the holders of at least seventy five percent (75%) of the Series B Preferred Shares, and (iii) all necessary regulatory approvals have been duly obtained. Each of the holders of equity securities of the Company shall be entitled to a portion of Special Dividend based on its relative shareholding of the Company.

8.16 U.S. Regulation. The parties hereto acknowledge that the management rights (the “Management Rights”) as defined in the U.S. Department of Labor’s Plan Asset Regulations, 29 C.F.R. Section 2510.3-101 (the “Regulations”) conveyed under this Agreement to CDH are intended to convey to CDH China Growth Capital Fund II, L.P. (“Fund II”) the Management Rights with respect to the Company and that the management Rights will be exercised by Fund II. The parties hereby further acknowledges that Fund II intends to treat its investment (through CDH) in the Company as a venture capital investment, so that Fund II can be qualified as a venture capital operating company, as each such term is defined under the Regulations.

8.17 Tax Matters.

(a) The Company shall use, and shall cause each Group Company to use, commercially reasonable efforts to avoid classification as a “passive foreign investment company” (“PFIC”), as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the current and any future taxable year; provided, however, that satisfaction of this covenant shall not require the Company or any of the Group Companies to spend the cash currently on hand (whether earned in the ordinary course of business or received pursuant to the Share Purchase Agreement, an initial public offering or otherwise) other than in the ordinary course of the Company and the Group Company’ business. The Company shall use commercially reasonable efforts to comply with a written request of an Investor Shareholder to provide such information as may reasonably be necessary (i) to determine whether the Company or any Group Company is or may be a “controlled foreign corporation”, as such term is defined in the Code, or a PFIC and (ii) for such Investor Shareholder to comply with any tax reporting or filing requirements under U.S. federal tax law. In the event the Company or any Group Company is a PFIC in a taxable year, the Company shall (i) provide to the Investor Shareholder a complete and accurate “PFIC Annual Information Statement”, substantially in the form of Exhibit A attached to this Agreement, for the Company and for any Group Company where applicable within sixty (60) days of the end of the taxable year for which it is requested by the Investor Shareholder in writing and (ii) cooperate with the Investor Shareholder by complying with all record-keeping, reporting, and other requirements the Investor Shareholder informs the Company are necessary to enable the Investor Shareholders to make and maintain a “qualified electing fund” election (within the meaning of Section 1295 of the Code).

(b) For the avoidance of doubt this Section 8.17 shall not be interpreted to mean that the Company will pay any Investor Shareholder’s taxes.

8.18 Business Practices.

(a) None of the Group Companies nor any of their respective officers, employees, directors, representatives or agents shall not offer, promise, authorize or make, directly or indirectly, (i) any unlawful payments or (ii) payments or other inducements (whether lawful or unlawful) to any Government Official, with the intent or purpose of:

(A) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official; or

(B) securing any improper advantage,

in order to assist the Company or any Group Company in obtaining or retaining business for or with, or directing business to, any company, person or entity. Further, no such payments or other inducements shall be offered or provided to Government Officials described above in violation of any Cayman Islands or PRC law against improper payments.

(b) Notwithstanding anything else in Section 8.18(a), any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official shall not constitute a breach of Section 8.18(a).

(c) None of the Group Companies nor any of their respective officers, employees, directors, representatives or agents shall establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books and records of such Group Company.

8.19 Amendments and Waivers. Any term of this Agreement and the Purchase Agreement may be amended only with the written consent of the Company, Holders of Ordinary Shares holding at least a majority of the voting power of all then outstanding securities of the Company held by all Holders of Ordinary Shares, holders of at least a majority of all then outstanding Series A Preferred Shares and holders of at least a majority of all then outstanding Series B Preferred Shares.

8.20. Termination. Except for Sections 2, 8.4 and 8.13 hereof, this Agreement shall terminate (i) upon a Qualified Public Offering and (ii) with respect to a shareholder at such time that such shareholder no longer holds any shares in the Company.

– REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK –

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

AIRMEDIA GROUP INC.

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

GLOBAL GATEWAY INVESTMENTS LIMITED

By:	/s/ Wang Zhenyu
Name:	Wang Zhenyu
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

AM SPV Limited

By:	/s/ Michael L. Spolan

Print Name:	Michael L. Spolan

Title:	Vice President

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

OZ Master Fund, Ltd.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ Asia Master Fund, Ltd.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ Global Special Investments Master Fund, L.P.

By:	OZ Advisors, L.L.C., its General Partner

By:	Och-Ziff Associates, L.L.C. its Managing Member

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

BROAD COSMOS ENTERPRISES LTD.

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

AIR MEDIA INTERNATIONAL LTD.

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

AIR MEDIA (CHINA) LTD.

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

SHENZHEN AIR MEDIA TECHNOLOGY CO., LTD

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

BEIJING AIR MEDIA UC ADVERTISING CO., LTD

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

BEIJING AIR MEDIA ADVERTISING CO., LTD

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

AIR MEDIA TECHNOLOGY (BEIJING) CO., LTD

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

BEIJING SHENGSHI UNITED ADVERTISING CO LTD

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

AIRTV UNITED MEDIA & CULTURE CO., LTD

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

/s/ Guo Man
Guo Man

/s/ Xu Qing
Xu Qing

/s/ Zhang Xiaoya
Zhang Xiaoya

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

BEIJING AIYIKE EXPERIENCING INFORMATION & TECHNOLOGY CO. LTD.

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

LIST OF SCHEDULES AND APPENDIX

Schedule A	Holders of Ordinary Shares

Schedule B	Existing Group Companies

Schedule C	Notices

Schedule D	Investors

Appendix 1	Put and Redemption Rights

Exhibit A	PFIC Annual Information Statement

SCHEDULE A

Holders of Ordinary Shares

Holders of Ordinary Shares	PRC ID Number (as applicable)
Guo Man	110102196305041171
Xu Qing	11010119610220531x
Zhang Xiaoya	130104196210091519

SCHEDULE B

Existing Group Companies

Offshore:

AirMedia Group Inc.

AirMedia International Limited

AirMedia (China) Ltd

Broad Cosmos Enterprises Ltd.

PRC Companies

1. Shenzhen AirMedia Technology Co Ltd

2. AirMedia Technology (Beijing) Co Ltd

3. Beijing AirMedia Advertising Co Ltd

4. Beijing Shengshi United Advertising Co Ltd

5. Beijing Ai Yi Ke Experiencing Information & Technology Co. Ltd.

6. Beijing AirMedia UC Advertising Co Ltd

7. AirTV United Media & Culture Co Ltd

SCHEDULE C

Notices

The Company and the Group

Companies:

Address: No. 8, Yong An Dong Li

Jian Guo Men Wai

Chao Yang District

Beijing, P.R.China

Telephone: 86-10-8528-8916

Fax: 86-10-8528-8916

Attention: Guo Man

Holders of Ordinary Shares:

Address: No. 8, Yong An Dong Li

Jian Guo Men Wai

Chao Yang District

Beijing, P.R.China

Telephone: 86-10-8528-8916

Fax: 86-10-8528-8916

Attention: Xu Qing

CDH:

Global Gateway Investments Limited:

c/o CDH Investment Advisory Private

Limited

Level 30

Six Battery Road

Singapore 049909

Tel: (65) 6550 9708

Fax: (65) 6550 9898

Attention: KH Lew

With a copy to:

c/o Debevoise & Plimpton LLP

13/F Entertainment Building

30 Queen’s Road Central, Hong Kong

Attention: Andrew M. Ostrognai / Stuart

Schonberger

T: +852 2160 9800

F: +852 2810 9828

OZ:

9 West 57th Street, 39th Floor

New York, NY 10019

United States of America

Attention: Joel M. Frank

Fax: +1 (212) 719-7482

With a copy to each of:

Och-Ziff Capital Management,

Suite 2003, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

Attention: Manoj Jain

Fax: +852 2297-0818

O’Melveny & Myers LLP

Times Square Tower, 7 Times Square

New York, NY 10036

United States of America

Attention: Ilan Nissan

Fax: +1 (212) 326-2061

SIG:

Suite 5711, Plaza 66

1266 Nanjing Road West

Shanghai, China 200040

Fax: +86 21 6113 0128

Attn: Peter Tan

All email correspondence to:

Peter.Tan@sig.com

With a copy to:

Michael L. Spolan

Susquehanna Asia Investment, LLP

101 California Street, Suite 3250

San Francisco, CA 94

SCHEDULE D

Investors

•	Global Gateway Investments Limited

•	OZ Master Fund, Ltd.

•	OZ Asia Master Fund, Ltd.

•	OZ Global Special Investments Master Fund, L.P.

•	AM SPV Limited

APPENDIX 1

Put and Redemption Rights

1.	Put Option to Holders of Ordinary Shares.

(a)	Without prejudice to any other rights of the CDH Shareholders or any other holder of Series A Preferred Shares in this Agreement or any other Transaction Documents, the CDH Shareholders shall have the right at any time and from time to time on or after February 27, 2010 (the “Put Start Date”) to cause the Holders of Ordinary Shares to purchase any or all of the Series A Preferred Shares (or Ordinary Shares in which such Series A Preferred Shares have been converted) at a purchase price per Preferred Share equal to an amount paid in United States dollars, after any applicable taxes and expenses arising from the exercise of this put right and payment therefore, sufficient to yield a 12% annualized effective internal rate of return (in United States dollar terms) as calculated in good faith by CDH Shareholders, with respect to the Series A Issue Price (as such term is defined in the Restated Articles), as applicable (or the implied purchase price per share in the event that the Series A Preferred Shares have been converted into Ordinary Shares), computed from September 22, 2005 until the date that the put payment has been paid in full (the “Put Price”).

(b)

A put notice (the “Put Notice”) by the CDH Shareholders shall be given by hand or by mail to the office of the Company at any time on or after the date falling 30 days before the Put Start Date stating a date on or after the Put Start Date on which any or all Series A Preferred Shares (or Ordinary Shares in which such Series A Preferred Shares have been converted) are to be purchased (a “Put Purchase Date”) and the Put Price, provided, however, that the Put Purchase Date shall be no earlier than the Put Start Date or the date falling 30 days after such notice of redemption is given, whichever is later. Upon receipt of any such request, the Company shall promptly give written notice of the put to all Holders of Ordinary Shares and to each non-requesting holder of record of the Series A Preferred Shares (and each holder of record of Ordinary Shares which were issued upon conversion of any Series A Preferred Shares), stating the existence of such put, the Put Price, the Put Purchase Date and the mechanics of the put. Each such other holder of the Series A Preferred Shares (and holder of record of Ordinary Shares which were issued upon conversion of any Series A Preferred Shares) shall have the right to participate in the put and require the Holders of Ordinary Shares to purchase up to all of the Series A Preferred Shares (and Ordinary Shares issued upon conversion of any Series A Preferred Shares), held by such holder at the Put Price and on the same Put Purchase Date, together with the Series A Preferred Shares (or Ordinary Shares in which such Series A Preferred Shares have been converted) of the initiating holder to be purchased, by written notice to the Company within fifteen (15) days following the date of the Put Notice indicating its election to participate in the put and the number of its Series A Preferred Shares (and Ordinary Shares issued upon conversion of its Series A Preferred Shares) to be redeemed. In the event that any holder of the Series A Preferred Shares (or holder of Ordinary Shares issued upon conversion of Series A

Preferred Shares) shall not have participated in the put in accordance with the preceding sentence, such holder of the Series A Preferred Shares (or holder of Ordinary Shares issued upon conversion of Series A Preferred Shares) shall nevertheless have the right to require the Holders of Ordinary Shares to purchase up to all of the Series A Preferred Shares (and Ordinary Shares issued upon conversion of Series A Preferred Shares) held by it by participating in a subsequent redemption pursuant to this Appendix 1.

2.	Obligations with respect to Redemption and the Put.

(a)	The Company, the Group Companies and the Holders of Ordinary Shares shall use all efforts and take all steps necessary and advisable to make funds available for payment of both the redemption of the Preferred Shares under the Restated Articles and payment of the put under Section 1 of this Appendix 1, which steps shall include, without limitation, (i) (A) applying all distributable profits to the payment of the Redemption Price (as defined in the Restated Articles) and the Put Price, as the case may be, and (B) procuring each of the Group Companies to distribute dividends in an aggregate amount equal to the lesser of (x) its accumulated audited net income determined in accordance with US GAAP excluding non-cash share-based compensation and amortization of acquired intangible assets resulting from acquisitions for Group Companies that are “offshore companies” and its accumulated audited net income determined in accordance with PRC GAAP for Group Companies that are PRC companies and (y) the maximum dividends legally permitted under the laws of the PRC or other applicable laws and regulations and (ii) continuing to cause PRC Holdco to declare and pay dividends equal to the lower of (1) sixty percent (60%) of all future net profits and (2) the maximum dividends allowed under applicable laws and regulations. At any time thereafter when additional funds of the Company or any other Group Company become legally available for the payment of the remaining balance of the Redemption Price, such funds shall be applied as soon as practicable to the payment of such remaining balance of the Redemption Price or such portion thereof for which the funds are available.

(b)	The Holders of Ordinary Shares covenant and agree that their pro rata share of any dividends from the Company or any other Group Company contemplated under Section 2(a) of this Appendix 1 shall first be paid on a pari passu basis to the CDH Shareholders (or such other holders of the Series A Preferred Shares or Ordinary Shares issued upon conversion of Series A Preferred Shares) and the Series B Shareholders or Ordinary Shares issued upon conversion of Series B Preferred Shares to satisfy any amounts owed with respect to the Redemption Price and the Put Price, as the case may be.

(c)	If the Company fails to redeem any or all the Ordinary Share Equivalents held by the Investor Shareholders within twenty-four (24) months following the Redemption Start Date (as such term is defined in the Restated Articles), any remaining Ordinary Share Equivalent held by Investor Shareholders shall not be subject to the Holders’ of Ordinary Shares Right of First Offer set forth in Section 4.5.

EXHIBIT A

[Must be signed by an authorized representative of the Company]

PFIC ANNUAL INFORMATION STATEMENT

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

                                          (the “Company”) hereby represents that:

1. This PFIC Annual Information Statement applies to the Company’s taxable year beginning on              and ending on             .

2. The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the U.S. Shareholder (directly or indirectly through any other entity that holds the investment in the Company) for the taxable year specified in paragraph (1) are:

Ordinary Earnings: $

Net Capital Gain: $

3. The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the U.S. Shareholder during the taxable year specified in paragraph (1) are as follows:

Cash: $

Fair Market Value of Property: $

4. The Company will permit the U.S. Shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the U.S. Shareholders direct or indirect pro rata shares thereof.

By:
Title:
Date:

AMENDMENT AND RESTATEMENT OF

SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT AND RESTATEMENT (this “Amendment”) to Shareholders’ Agreement is executed as of this 27th day of September, 2007 by and among AirMedia Group Inc., an exempted company limited by shares incorporated under the laws of Cayman Islands (the “Company”), the entities listed in Schedule A hereto (collectively, the “Investors” and each, an “Investor”), the Persons listed in Schedule B hereto (collectively, the “Holders of Ordinary Shares” and each, a “Holder of Ordinary Shares”), and the entities listed in Schedule C hereto (collectively, the “Existing Group Companies” and each, an “Existing Group Company”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Shareholders’ Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Investors, the Holders of Ordinary Shares and the Existing Group Companies are party to that certain Shareholders’ Agreement dated as of June 7, 2007 (as amended, the “Shareholders’ Agreement”);

WHEREAS, the Company, the Investors, the Holders of Ordinary Shares and the Existing Group Companies wish to amend and restate the Shareholders’ Agreement as set forth in this Amendment;

NOW, THEREFOR, for mutual consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Shareholders’ Agreement.

1.1	Section 1.2(a) of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Board Composition. The Company’s amended and restated Memorandum of Association and Articles of Association (the “Restated Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of no less than five (5) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. For so long as the Holders of Ordinary Shares hold in the aggregate Ordinary Share Equivalents that are at least equal to 15% of the issued Ordinary Shares (assuming the conversion of all Ordinary Shares Equivalents), the Holders of Ordinary Shares shall have the right to appoint and remove two (2) directors (the “Founder Directors”), and thereafter the Holders of Ordinary Shares shall have the right to appoint and remove one (1) director. For so long as the CDH Shareholders hold in the aggregate Ordinary Share Equivalents that are at least equal to 15% of the issued Ordinary Shares (assuming the conversion of all Ordinary

1

Shares Equivalents), the CDH Shareholders shall have the right to appoint and remove two (2) directors (the “CDH Directors”), and thereafter the CDH Shareholders shall have the right to appoint and remove one (1) director. In addition to any Founder Directors and CDH Directors, one (1) director shall be a member of the management of the Group Companies, which member shall be reasonably satisfactory to the Holders of Ordinary Shares and the holders of at least a majority in interest of all Series A Preferred Shares.”

1.2	Section 4.1(c) of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Notwithstanding anything to the contrary, the right of first refusal and co-sale rights of the Investor Shareholders under Sections 4.3 and 4.4 below shall not apply to any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Holder of Ordinary Shares who is an individual for bona fide estate planning purposes (each a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Investor Shareholders and that any such Permitted Transferee signs a Deed of Adherence in accordance with Section 4.9 agreeing to be subject to and bound by the obligations of a Holder of Ordinary Shares under this Agreement; and provided further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.”

1.3	The term “SIG Shareholders” in the Shareholders’ Agreement is hereby amended and restated in its entirely to read as follow :

“SIG Shareholders” means Billion Effort Management Limited, Embleton Investment Holdings Limited, Megastar Capital Holdings Limited, PCM Direct Capital Fund and SIG China Investments One, Ltd. and/or any of their respective designees or Affiliates, collectively.

1.4	A copy of the amended and restated Shareholders Agreement dated June 7, 2007 and amended and restated as of September , 2007 is attached hereto as Schedule D and is approved by each of the parties hereto.

2. Governing Law; Counterparts.

a.	This Amendment and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Amendment, shall be governed by and construed exclusively in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles.

2

b.	This Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single agreement.

3. Agreement Otherwise Unchanged. Except as herein provided, the Shareholders’ Agreement shall remain unchanged and in full force and effect, and each reference to “the Agreement” and words of similar import in the Shareholders’ Agreement, as amended hereby, shall be a reference to the Shareholders’ Agreement as amended and restated hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

(signature pages to follow)

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

AIRMEDIA GROUP INC.

By:	/s/ Guo Man
Name:
Title:

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

GLOBAL GATEWAY INVESTMENTS LIMITED

By:	/s/ Wang Zhenyu
Name:
Title:

5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ ASIA MASTER FUND, LTD.

By:	OZ Management, L.L.C., its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, L.P.

By:	OZ Advisors, L.L.C., its General Partner

By:	Och-Ziff Associates, L.L.C., its Managing Member

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

BILLION EFFORT MANAGEMENT LIMITED

By:	/s/
Name:
Title:

EMBLETON INVESTMENT HOLDINGS LIMITED

By:	/s/
Name:
Title:

MEGASTAR CAPITAL HOLDINGS LIMITED

By:	/s/ Cui Wenli
Name:	Cui Wenli
Title:	Director

PCM DIRECT CAPITAL FUND

By:	/s/ Huimin Wu
Name:	Huimin Wu
Title:	Director

SIG CHINA INVESTMENTS ONE, LTD.

By:	/s/ Michael L. Spolan
Name:	Michael L. Spolan
Title:	Vice President

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

WEALTHY ENVIRONMENT LIMITED

By:	/s/ Guo Man
Name:	Guo Man
Title:	Director

MAMBO FIESTA LIMITED

By:	/s/ Xu Qing
Name:	Xu Qing
Title:	Director

GREAT BRIDGES INTERNATIONAL CORPORATION

By:	/s/ Zhang Xiaoya
Name:	Zhang Xiaoya
Title:	Director

8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

BROAD COSMOS ENTERPRISES LTD.

By:	/s/ Guo Man
Name:
Title:

AIR MEDIA INTERNATIONAL LIMITED

By:	/s/ Guo Man
Name:
Title:

AIR MEDIA (CHINA) LTD.

By:	/s/ Guo Man
Name:
Title:

SHENZHEN AIR MEDIA TECHNOLOGY CO., LTD

By:	/s/ Guo Man
Name:
Title:

BEIJING AIR MEDIA UC ADVERTISING CO., LTD

By:	/s/ Guo Man
Name:
Title:

9

AIR MEDIA TECHNOLOGY (BEIJING) CO., LTD

By:	/s/ Guo Man
Name:
Title:

BEIJING SHENGSHI LIANHE ADVERTISING CO., LTD

By:	/s/ Guo Man
Name:
Title:

AIRTV UNITED MEDIA & CULTURE CO., LTD

By:	/s/ Guo Man
Name:
Title:

BEIJING AIR MEDIA UC ADVERTISING CO., LTD

By:	/s/ Guo Man
Name:
Title:

BEIJING AI YI KE EXPERIENCING INFORMATION & TECHNOLOGY CO. LTD.

By:	/s/ Guo Man
Name:
Title:

10

SCHEDULE A

Investors

•	Global Gateway Investments Limited

•	OZ Master Fund, Ltd.

•	OZ Asia Master Fund, Ltd.

•	OZ Global Special Investments Master Fund, L.P.

•	Billion Effort Management Limited *

•	Embleton Investment Holdings Limited *

•	Megastar Capital Holdings Limited *

•	PCM Direct Capital Fund *

•	SIG China Investments One, Ltd. *

*	Each of Billion Effort Management Limited, Embleton Investment Holdings Limited, Megastar Capital Holdings Limited, PCM Direct Capital Fund and SIG China Investments One, Ltd. entered into separate deeds of ratification and accession, in August 2007 to be a party to the Shareholders Agreement in all respects as if named as a party therein and as an “Investor” and as an “SIG Shareholder” (as each such term is defined in the Shareholders Agreement)

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SCHEDULE B

Holders of Ordinary Shares

•	Wealthy Environment Limited

•	Mambo Fiesta Limited

•	Great Bridges International Corporation

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SCHEDULE C

Existing Group Companies

Offshore:

AirMedia Group Inc.

Air Media International Limited

Air Media (China) Ltd.

Broad Cosmos Enterprises Ltd.

PRC Companies

1. Shenzhen Air Media Technology Co., Ltd.

2. Air Media Technology (Beijing) Co., Ltd.

3. Beijing Air Media Advertising Co., Ltd.

4. Beijing Shengshi United Advertising Co., Ltd.

5. Beijing Air Media UC Advertising Co., Ltd.

6. AirTV United Media & Culture Co., Ltd.

7. Beijing Ai Yi Ke Experiencing Information & Technology Co. Ltd.

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SCHEDULE D

Amended and Restated Shareholders Agreement

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